AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      This Amended and Restated Employment Agreement ("Agreement") is made and entered into by NB Acquisition Corp., a North Carolina corporation (hereinafter the "Corporation") and James A. Beck (hereinafter the "Employee").

      WHEREAS, the shareholders and directors of the Corporation intend to organize a North Carolina chartered commercial bank, which will have its principal offices in Raleigh, North Carolina (the "Bank"); and

      WHEREAS, the Corporation and Employee desire that, and intend for, this Agreement to be assigned to the Bank immediately upon the Bank's becoming fully chartered and authorized under applicable law to accept such assignment; and

      WHEREAS, once the Bank is fully chartered and has received all necessary authorizations to commence business as a commercial bank, the Corporation shall be dissolved; and

      WHEREAS, the Corporation desires to employ Employee and Employee desires to accept such employment on the terms set forth below.

      In consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Corporation and Employee agree as follows:

      1. Employment. The Corporation employs Employee and Employee accepts employment on the terms and conditions set forth in this Agreement.

      2. Nature Of Employment.

            (a) For Corporation. Employee shall serve as the President and Chief Executive Officer of the Corporation and shall perform all duties consistent with such position assigned to him by the Corporation in respect to the formation, organization, and capitalization of the Bank. Employee shall devote his full time and attention and best efforts to perform successfully his duties and advance the Corporation's interests. Employee shall abide by Corporation policies, procedures, and practices as they may exist from time to time.

            (b) For Bank. Once the Bank becomes fully chartered, Employee shall serve as its President and Chief Executive Officer and have such responsibilities and authority consistent with such positions as may from time to time be reasonably assigned by the Bank. Employee shall also be a member of the Board of Directors of the Bank. The Bank shall provide liability insurance for its officers and directors. Employee shall devote his full time and attention and best efforts to perform successfully his duties and advance the Bank's interests. Employee shall abide by Bank policies, procedures, and practices as they may exist and be in force from time to time.

      Employee shall be based in Raleigh, North Carolina, and it is anticipated that his duties and responsibilities shall not require relocation except for reasonably required travel on Corporation or Bank business.

      During this employment, Employee shall have no other employment of any nature whatsoever without the prior consent of Corporation or Bank; provided, however, this Agreement shall not prohibit Employee from personally owning and dealing in stocks, bonds, securities, real estate, commodities or other investment properties for his own benefit and Employee may participate in civic, association, and social matters which do not interfere with Employee's duties hereunder, including the matters identified in Exhibit A.

      3. Compensation.

            (a) Signing Bonus. Employee shall receive a signing bonus of Fifty Thousand Dollars ($50,000) which shall be paid by the later of February 1, 1997 or within five days of execution of this Agreement.

            (b) Salary. Compensation for Employee's services under this Agreement initially shall be One Hundred and Thirty Thousand Dollars ($130,000) per year, payable in accordance with the Corporation and Bank's reasonable policies, procedures, and practices as they may exist from time to time. The Employee's salary shall be reviewed annually by the Bank's Board of Directors by January 31 of each year and may be increased in the Board's discretion based on Employee's performance and market factors, provided that such salary shall not be reduced below One Hundred and Thirty Thousand Dollars ($130,000).

            (c) Benefits. Employee may participate in any medical, dental, disability, life insurance, 401(k) plan, and other employee benefit plans and programs which may be made available from time to time to other Corporation or Bank employees at Employee's level; provided, however, that Employee's participation in such benefit plans and programs is subject to the applicable terms, conditions, and eligibility requirements of those plans and programs, some of which are within the plan administrator's discretion, as they may exist from time to time. Benefits to be initially provided by the Corporation and subsequently the Bank include health insurance, long-term disability insurance, term life insurance and participation in a 401(k) plan, general terms of such benefits are set forth on Exhibit B. The Corporation or the Bank shall pay Employee's COBRA payments for continuation of health insurance coverage under any plan he may have with his prior employer until such time as the Corporation or the Bank may institute a health insurance plan or program in which Employee may participate as set forth above.

            (d) Automobile. The Corporation or the Bank shall provide Employee with the use of an automobile in a price category equivalent to a Buick LeSabre. The Corporation or Bank shall pay fuel and reasonable maintenance expenses for such automobile. Employee shall reimburse the Corporation or the Bank for personal use of such automobile.

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

            (e) Mobile Telephone. The Corporation or the Bank shall provide Employee with the use of a mobile telephone and shall pay all reasonable business expenses related to the use of such telephone.

            (f) Vacation. Employee shall be entitled to three (3) weeks of paid vacation annually.

            (g) Country Club Dues. The Corporation or the Bank shall pay the monthly or annual dues for Employee's membership in one local country club and for the Capital City Club.

            (h) Performance Bonus. Employee shall be entitled to an annual performance bonus which shall be based on budgets and goals set by Bank management, approved by the Bank's Board of Directors, and communicated to Employee by January 31 of each year. Such bonus shall be in an amount up to 100% of Employee's base salary in any year. For the year 1997, Employee shall receive a bonus in an amount of not less than $20,000 and up to $50,000, with the precise amount to be set by the Bank's Board of Directors in its sole discretion based on an evaluation of performance and goals and to be paid by January 31, 1998.

            (i) Stock Purchase and Stock Options. Employee agrees to purchase a minimum of One Thousand (1,000) shares of stock in the Bank upon the initial issuance of such shares at the issue price of such shares.

      Subject to, and to the extent permitted by, applicable federal and state law, the Board of Directors of the Bank shall adopt an incentive stock option plan within thirty (30) days of receiving its charter and will grant Employee the option to purchase twenty-five thousand (25,000) shares of stock of the Bank under such plan with an option price to be equal to the fair market purchase price at which the Bank's stock is initially offered to investors and an option term of ten years. Subject to, and to the extent permitted by, applicable federal and state law, the option to purchase five thousand (5,000) shares subject to such option shall be vested at the time of the grant and the remainder shall vest on a schedule of four thousand (4,000) per year commencing on the anniversary date hereof. If Employee's employment is terminated for "cause" as defined in Section 5(c) or because Employee terminates by giving written notice pursuant to the first sentence of Section 5(b), then all unvested options shall be canceled.

      The Bank will also make available options to purchase ten thousand (10,000) shares under the incentive stock option plan to be granted in Employee's discretion, subject to approval by the Board, to key employees of the Bank.

      4. Term Of Employment. Subject to Section 5 (Termination) below, the original term of employment under this Agreement shall be for three (3) years, commencing upon the date of the termination of Employee's employment relationship with his prior employer, but, in any event, no later than February 4, 1997. On the first annual anniversary of the date employment commences hereunder, and on each annual anniversary thereafter, the term of employment shall be extended by an additional one year period, unless the Bank gives at least sixty (60) days written notice prior to such first annual anniversary or any subsequent annual anniversary that the employment will end at the expiration of the then existing term.

      In the event that the Bank gives such notice of non-extension, then Employee shall be entitled, within sixty (60) days of such notice, to terminate his employment hereunder and the Bank shall nevertheless remain obligated to pay Employee's then current salary and bonus (based on the average of the preceding two (2) years) and to continue his then current benefits and perquisites for the then remaining term of this Agreement, provided that Employee complies with the non-competition provisions to the extent applicable under Section 7.

      5. Termination of Employment.

            (a) Upon Failure to Obtain Bank's Charter. If the Bank has not received authorization to commence business from the Commissioner of Banks of North Carolina pursuant to North Carolina General Statute ss. 53-8 by December 31, 1997, then the Corporation may terminate this Agreement on December 31, 1997 or at any time thereafter, and neither the Corporation nor the Bank shall have any further obligation to Employee except for payment of any compensation due as of the date of termination, and Employee shall have no further obligation to the Corporation or the Bank.

            (b) With Notice. Either the Bank or Employee may terminate this Agreement during the original or any extension term of employment by giving one hundred and twenty (120) days notice to the other party. If the Bank terminates this Agreement with such notice, then the Bank shall nevertheless remain obligated to pay Employee's then current salary and bonus (based on the average of the preceding two (2) years) and to continue his then current benefits and perquisites for the then remaining term of this Agreement, provided that Employee complies with the non-competition provisions to the extent applicable under Section 7. If the Bank materially breaches this Agreement, then, after giving the Bank notice and a sixty (60) day opportunity to cure such breach, Employee may elect to terminate this Agreement and the Bank shall nevertheless remain obligated to pay Employee's then current salary and bonus (based on the average of the preceding two (2) years) and to continue his then current benefits and perquisites for the then remaining term of this Agreement, provided that Employee complies with the non-competition provisions to the extent applicable under Section 7 unless such breach results from the requirement of compliance by the Bank with any applicable laws, including, specifically, banking regulations. If the Bank terminates with notice or the Employee terminates because of the Bank's material breach or non-extension as set forth above, then all unvested options shall immediately vest and must be exercised within three (3) months.

            (c) Cause, Disability, or Death. The Corporation or the Bank may terminate Employee's employment immediately for "Disability," "Cause," or in the event of Employee's death. For purposes of this Agreement, Disability shall mean a mental or physical condition, or both, that substantially interferes with Employee's ability to perform satisfactorily his usual duties for the Corporation or the Bank for a period of more than six (6) consecutive months upon the certificate of a qualified physician approved by the Corporation or the Bank. For purposes of this Agreement, Cause shall mean: (i) any act of Employee's in connection with his employment and relating to the

Corporation's or the Bank's business including, but not limited to, misconduct, negligence, unlawfulness or dishonesty, which is materially detrimental to the Corporation's or the Bank's interests; (ii) Employee's unsatisfactory job performance which is materially detrimental to the Corporation's or the Bank's business or failure to comply with the Corporation's or the Bank's Board of Directors' reasonable directions; or (iii) Employee's material breach of this Agreement. Employee shall be given notice and a sixty (60) day opportunity to cure any deficiencies arising under Sections 5(i), (ii) and (iii) above. In the event of termination for Cause or for Disability, the Corporation or Bank's obligation to compensate Employee ceases on the termination date except as to the amounts due at that time.

      6. Change in Control. For purposes of this Agreement, "Change in Control" shall mean:

            (a) The acquisition by any entity or person, which theretofore beneficially owned less than 50% of the Bank's common stock in a transaction or series of transactions which results in such entity or person beneficially owning 50% or more of the Bank's common stock or voting power, where beneficial ownership and the percentages of shares outstanding are determined pursuant to Sections 13(d) and (g) of the Securities Act of 1934 and the rules and regulations promulgated thereunder; or

            (b) The merger or consolidation of the Bank with one or more corporations in a transaction or series of transactions where the common stock of the Bank is exchanged for less than 50% of the voting stock of the resulting or surviving corporation, including, without limitation, an exchange of the common stock of the Bank for cash; or

            (c) The sale, assignment, transfer, pledge, hypothecation or other disposition of assets (except a pledge, hypothecation or other similar disposition made at the time the Bank enters into a bona fide financing transaction with a party which at the time of such transaction is not an affiliate of the Bank) of the Bank having a value in excess of 50% of the consolidated total assets of the Bank.

      A Change in Control shall not include a transaction, or series of transactions, whereby the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the shareholders of the Bank prior to such transaction or series of series of transactions.

      Within sixty (60) days following the event constituting a Change in Control, Employee may elect to terminate his employment hereunder. If Employee so elects, then, subject to all applicable legal and regulatory requirements or restrictions, he shall be entitled to receive an amount equal to two and nine/tenths (2.9) years of his then current salary and bonuses (calculated as the average bonus for the prior five (5) years), such payments to be made in equal monthly payments over the course of a two and nine/tenths (2.9)-year period (the "Severance Period"); in addition, Employee shall be entitled to a continuation of all benefits and perquisites he is then receiving under this Agreement and all unvested options to purchase shares of stock in the Bank shall immediately vest and must be exercised within three (3) months. If Employee's continued participation in any benefit plan or program is barred, the Bank shall arrange, upon comparable terms, and at no greater cost to Employee than the cost he bore for such plan or program prior to termination, to provide Employee with benefits substantially similar to, or greater than, those which he is entitled to receive under any such plan or program during the Severance Period.

      7. Covenant Not to Compete. Employee acknowledges that by virtue of his employment relationship, he shall have access to and control of confidential and proprietary information concerning the Corporation's and the Bank's business and that the Corporation and the Bank's business depends, to a considerable extent, on the individual skills, efforts, and leadership of Employee. Accordingly and in consideration of the Corporation's and the Bank's commitments to Employee under this Agreement, Employee expressly covenants and agrees that during the term of employment and for the longer of two (2) years following the termination of his employment with the Bank or any period during which Employee is receiving post-termination payments from the Bank, Employee will not, without the prior consent of Bank:

            (a) on Employee's own or another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, directly or indirectly:

                  (i) within the geographical areas set forth below, solicit or do business which is the same, similar to, or otherwise in competition with the business engaged in by the Bank and for which Employee was primarily responsible, from or with persons or entities who are customers of the Bank, who were customers of the Bank at any time during the last year of Employee's employment with the Bank, or to whom the Bank had made proposals for business at any time during the last year of Employee's employment with the Bank; or

                  (ii) offer employment to, or otherwise solicit for employment, any employee or other person who had been employed by the Bank during the last year of Employee's employment with the Bank.

            (b) within the geographical areas set forth below be employed (or otherwise engaged) in a management capacity, other capacity which, in respect to each of the foregoing, is providing the same or similar services which Employee provided to the Bank, or any capacity connected with the then primary banking activities of the Bank, by any person or entity that engages in the then primary banking activities of the Bank provided that, he may engage in such activities or be employed by any such person or entity after the expiration of the period of two (2) years from the termination of employment, and in such event he shall waive all bonuses, benefits and perquisites to which he may otherwise be entitled hereunder and the Bank shall be relieved of the obligation to continue to pay any salary he may be entitled to hereunder to the extent that Employee's annual salary and bonus compensation received from such activity or employment exceeds the salary to which he would otherwise be entitled to receive from the Bank hereunder and, in any event, the amount payable by the Bank as continuation of salary shall be reduced by 50%;

            (c) directly or indirectly take action which is primarily intended to be materially detrimental to the Bank's goodwill, name, business relations, prospects and operations.

      The restrictions set forth in this Section 7 apply to the following geographical areas:

            (i) Lee County, North Carolina and Wake County, North Carolina; or

            (ii) any city, metropolitan area, or county in which the Bank maintains an office at the date employment hereunder terminates or did maintain an office during Employee's employment with the Bank.

      The restrictions in this Section 7 shall not apply if the termination of employment is by the Corporation or the Bank without cause or by the Employee following a material breach by the Bank as described in Section 5(b) and the Employee elects to waive all post-termination payments, benefits, and perquisites and so notifies the Bank at any time during such post-termination period.

      Employee further acknowledges that the covenants contained in this Section 7 are reasonably necessary to protect the legitimate business interests of the Bank and are reasonable with respect to scope, time, and territory and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him. The terms and conditions of this
Section 7 shall survive expiration or termination of this Agreement or Employee's employment and shall not be affected by any change or modification of this Agreement unless specific reference is made to this Section 7.

      8. Proprietary Information And Property. Employee shall not, at any time during or following employment with the Corporation or the Bank, disclose or use, except in the course of his employment with the Corporation or the Bank as may be required by law, any confidential or proprietary information of the Corporation or the Bank received by Employee while employed hereunder, whether such information is in Employee's memory or embodied in writing or other physical form.

      Confidential  or  proprietary  information  is  information  which  is not generally available to the general public, or Bank's competitors, or ascertainable through common sense or general business knowledge; including, but not limited to data, compilations, methods, financial data, financial plans, business plans, products plans, lists of actual or potential customers, marketing information regarding executives and employees.

      All records, files or other objects maintained by or under the control, custody or possession of the Bank or its agents in their capacity as agents shall be and remain the Bank's property. Upon termination of his employment, Employee shall return to the Bank all property (including, but not limited to, equipment, records, files, documents, credit cards, and keys) which he received in connection with his employment. At the Bank's request, Employee shall bring current all such records, files or documents before returning them.

      Upon notice of cessation of his employment with the Bank, Employee shall fully cooperate with the Bank in winding up his pending work and transferring his work to those individuals designated by the Bank.

      The terms and conditions of this Section 8 shall survive expiration or termination of this Agreement or Employee's employment and shall not be affected by any change or modification of this Agreement unless specific reference is made to this Section 8.

      9. Remedies. Employee agrees that his breach or violation of Sections 7 and 8, will result in immediate and irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled, the Bank may seek legal and equitable relief, including but not limited to, preliminary and permanent injunctive relief.

      10. Employee Representation. Employee represents and warrants that his employment and obligations under this Agreement will not breach any duty or obligation he owes to another person or entity.

      11. Waiver Of Breach. The Bank's or Employee's waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.

      12. Entire Agreement. This Agreement including any exhibit or attachment hereto: (i) supersedes all other understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement including any exhibit or attachment hereto; and (ii) constitutes the sole agreement between the parties with respect to this subject matter. Each party acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement including any exhibit or attachment hereto; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

      13. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases in the Non-Competition (Section 7) and Proprietary Information and Property (Section 8) provisions set forth in this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that they be "blue-penciled" or rewritten by the court to the extent necessary to render them enforceable.

      14. Parties Bound. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Corporation's or the Bank's successors and assigns. Employee may not assign this Agreement without the Corporation's or the Bank's prior written consent. This Agreement shall automatically and without further action or notice be assigned from the Corporation to the Bank upon the Bank's becoming fully chartered and authorized under applicable law to accept such assignment.

      15. Governing Law. This Agreement and the employment relationship created by it shall be governed by North Carolina law.

      IN WITNESS WHEREOF, the parties have amended and restated this Agreement on the day and year written below.


                              _______/s/_________________________ _5/22/97____
                              Employee                            Date

                              NB ACQUISITION CORP.


                              By:______/s/_____________________   __5-22-97__
                                                                  Date